SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2019

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	232679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	USAT	The NASDAQ Stock Market LLC
Series A Convertible Preferred Stock, no par value	USATP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 30, 2019, USA Technologies, Inc. (the “Company”) entered into a seventh consent letter (the “New Consent Agreement”) relating to the Company’s existing Credit Agreement dated November 9, 2017 (“Credit Agreement”) by and among the Company, as the borrower, its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A., as the lender and administrative agent for the lender (the “Lender”). The New Consent Agreement, among other things, extends until September 30, 2019 the time period for delivery to the Lender of the Company’s unaudited financial statements for the month of July 2019, and the related compliance certificate. These unaudited financial statements had previously been required to be delivered by no later than August 30, 2019.

The foregoing description of the New Consent Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Consent Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01	Other Events

As previously reported, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission. These delinquencies resulted from an internal investigation conducted by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), the commencement and results of which were disclosed in Current Reports on Form 8-K filed on September 11, 2018 and January 14, 2019, respectively. In this regard, and as previously disclosed, the Company received letters from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that since it had not filed its Annual Report on Form 10-K for the fiscal year ended June 30, 2018 (the “Fiscal Year 2018 Form 10-K”), and the Quarterly Reports on Form 10-Q for each of the fiscal quarters ended September 30, 2018, December 31, 2018, and March 31, 2019, the Company’s securities were subject to delisting. Pursuant to applicable Nasdaq rules, the Company requested a hearing with the Nasdaq Hearings Panel (the “Panel”), and following the hearing, the Panel determined to continue the Company’s listing pursuant to an exception through September 9, 2019. The Panel’s decision required the Company to, among other things, become current with its periodic filing requirements by such date and to provide written updates to the Panel on May 30, 2019, June 28, 2019, July 31, 2019, and August 15, 2019. These updates were filed with the Panel as required.

On August 30, 2019, the Company requested the Panel to grant to the Company the maximum possible exception period permitted under applicable Nasdaq rules and interpretations, or until September 23, 2019, and informed the Panel that it was unlikely that the Company will regain compliance with its periodic filing requirements by September 9, 2019. The maximum possible exception period is 360 days from the due date of the Company’s initial late filing as extended by a Form 12b-25 filing, if applicable. The Company’s initial late filing was its Fiscal Year 2018 Form 10-K, and although the due date of the filing was September 13, 2018, as a result of the Form 12b-25 filing made by the Company on that date, the due date was extended until September 28, 2018. The current exception period granted to the Company by the Panel did not reflect the additional period of time to file the Fiscal Year 2018 Form 10-K provided by the Form 12b-25 filing.

The Company’s determination that it will not regain compliance by September 9, 2019 was due primarily to the remaining analysis required in connection with the historical accounting treatment of the leasing/rental contracts of Cantaloupe Systems, Inc. (“Cantaloupe”), which was acquired by the Company on November 9, 2017. These issues are not related to the internal investigation, were recently discovered during the audit process, have caused delays in the audit, and must be resolved by the Company in order for the Company’s independent auditor to complete its audit procedures. Certain trade and finance receivables relating to historical customer leasing/rental contracts of Cantaloupe appear to have been double counted on the opening balance sheet, and the Company’s sales-type lease accounting policy was not consistently or accurately applied to these contracts subsequent to the date of the acquisition. The original amount of finance receivables recorded by the Company as related to its acquisition of Cantaloupe on November 9, 2017 was approximately $5.1 million.  The Company has determined that the original amount of finance receivables recorded in its purchase accounting of Cantaloupe was incorrect, and is in the process of analyzing these amounts to determine the proper balance for this and the other assets and liabilities acquired by the Company in its acquisition of Cantaloupe.

The Company believes that it will be able to complete its work related to the accounting of the historical Cantaloupe lease/rental contracts and finalize the closing of its fiscal year 2019 books and records and provide its auditors with appropriate and sufficient audit evidence in a time frame that will permit its independent auditor to complete its audit in order for the Company to become compliant with its periodic reporting obligations by no later than September 23, 2019.

There can be no assurance that the Panel will grant the Company’s request for the maximum possible exception period through September 23, 2019. In such event, the Panel will issue a final delisting determination and the Company’s securities will be suspended from trading on Nasdaq.

Forward-looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this Form 8-K are forward-looking statements. When used in this Current Report on Form 8-K, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the ability to complete the financial statements required to be included in its unfiled periodic reports or restatement of the affected financial statements; the risk that non-investigatory adjustments which have been identified during the course of the audit and which do not relate to the Cantaloupe financial integration, will result in the restatement of  additional previously issued financial statements of the Company; the ability of the Company to complete the analysis of the Cantaloupe financial integration issues on a timely basis; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the restatement of the affected financial statements, the unfiled periodic reports, and internal control matters; the risk associated with the currently pending litigation or possible regulatory action arising from the internal investigation and its findings, from the failure to timely file its periodic reports with the Securities and Exchange Commission, from the restatement of the affected financial statements, from allegations related to the registration statement for the follow-on public offering, or from potential litigation or other claims arising from the shareholder demands for derivative actions; any subsequent discovery of additional adjustments to the Company’s previously issued or prior fiscal years’ financial statements which would further delay the preparation and filing thereof; the ability of the Company to regain and maintain compliance with Nasdaq’s continued listing requirements; the timing of the review by, and the conclusions of, the Company’s independent auditor with respect to the previously issued or prior years’ financial statements; and the risk that the filing of the unfiled periodic reports or the restatement of the affected financial statements will take longer than anticipated, resulting in delisting of the Company’s securities. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us speaks only as of the date of this Current Report on Form 8-K. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.1	Consent Agreement by and among the Company, its subsidiaries, and JPMorgan Chase Bank, N.A., dated August 30, 2019

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: September 4, 2019	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chief Executive Officer